Exhibit 99.1

LifePoint Health Reports Second Quarter 2017 Results

Company Updates 2017 Guidance

BRENTWOOD, Tenn.--(BUSINESS WIRE)--August 1, 2017--LifePoint Health, Inc. (NASDAQ: LPNT) today announced results for the second quarter and six months ended June 30, 2017.

For the second quarter ended June 30, 2017, consolidated revenues were $1,594.8 million compared with $1,592.4 million for the same period last year. Net income for the second quarter ended June 30, 2017, was $46.0 million, up $25.9 million, compared with net income of $20.1 million for the same period last year.

Net income for the second quarter ended June 30, 2017, includes a non-operating gain of approximately $4.5 million, $2.8 million net of income taxes, related to the transfer of certain of the Company’s home health agencies and hospices to an unconsolidated joint venture partnership. Net income for the second quarter ended June 30, 2016, includes a non-operating loss of $22.0 million, or $13.7 million net of income taxes, for debt transaction costs related to the extinguishment of certain existing debt instruments and the issuance of certain new debt instruments.

Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the second quarter ended June 30, 2017, increased to $1.03 per share compared with $0.38 per share for the same period last year. Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the second quarter ended June 30, 2017, were positively impacted by $0.07 per share as a result of the aforementioned non-operating gain. Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the second quarter ended June 30, 2016, were negatively impacted by $0.31 per share as a result of the aforementioned non-operating loss. When adjusted to exclude these two items, adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the second quarter ended June 30, 2017, increased to $0.96 per share compared with $0.69 per share for the same period last year.

For the six months ended June 30, 2017, consolidated revenues were $3,225.0 million compared with $3,173.1 million for the same period last year. Net income for the first half of 2017 was $110.0 million, up $66.0 million, compared with net income of $44.0 million for the same period last year.

Net income for the six months ended June 30, 2017, includes non-operating gains in the aggregate of $30.4 million, or $19.0 million net of income taxes, of which $18.0 million, or $11.3 million net of income taxes, is related to the settlement of a contingent liability previously established in connection with a prior hospital acquisition, and $12.4 million, or $7.7 million net of income taxes, is related to the transfer of certain of the Company’s home health agencies and hospices to an unconsolidated joint venture partnership. Net income for the six months ended June 30, 2016, includes non-operating losses in the aggregate of $23.2 million, or $14.5 million net of income taxes, of which $22.0 million, or $13.7 million net of income taxes, is related to debt transaction costs and $1.2 million, or $0.8 million net of income taxes, is related to an impairment charge for the write-off of certain capital assets. Additionally, net income for the six months ended June 30, 2016, includes charges of $24.7 million, or $15.5 million net of income taxes, related to cardiology-related lawsuits.

Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the six months ended June 30, 2017, increased to $2.49 per share compared with $0.87 per share for the same period last year. Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the six months ended June 30, 2017, were positively impacted by $0.46 per share as a result of the aforementioned non-operating gains in the aggregate. Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the six months ended June 30, 2016, were negatively impacted by a total of $0.68 per share as a result of a combination of the aforementioned non-operating losses in the aggregate and the cardiology-related lawsuits. When adjusted to exclude these various items, adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the first half of 2017 increased to $2.03 per share compared with $1.55 per share for the same period last year. Additional information regarding adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders, including uses by management and others and a reconciliation to diluted earnings per share attributable to LifePoint Health, Inc. stockholders, is set forth under the section titled “Unaudited Supplemental Information.”

Finally, Adjusted EBITDA for the second quarter ended June 30, 2017, increased 9.6% to $192.2 million compared with $175.4 million for the same period last year, and Adjusted Normalized EBITDA for the six months ended June 30, 2017, increased 7.2% to $387.8 million compared with $361.7 million for the same period last year. Adjusted Normalized EBITDA for the six months ended June 30, 2016, excludes the impact of $24.7 million in charges related to cardiology-related lawsuits. Additional information regarding Adjusted EBITDA and Adjusted Normalized EBITDA, including definitions, uses by management and others and a reconciliation to net income, is set forth in this release under the section titled “Unaudited Supplemental Information.”

Commenting on the results, William F. Carpenter III, Chairman and Chief Executive Officer of LifePoint Health, said, “We are pleased to deliver another quarter of solid results with EBITDA growth and expanded margins both year-over-year and sequentially. Our longstanding operating discipline continues to be integral to our success even while the volume environment remains challenging. We are successfully integrating recently acquired hospitals and health systems and remain committed to our strategic priorities of quality and service, growth, operational excellence and talent development at every location to drive long-term value for our shareholders.”

The Company’s revised guidance for 2017 is:

Estimated Net Revenue	$6.425 - $6.5 billion
Estimated Adjusted EBITDA	$775 - $795 million
Estimated Adjusted Diluted EPS	$3.92 - $4.20
Estimated Volume and Rate:
Equivalent Admissions	-0.5% - 0.0%
Revenue per Equivalent Admission	1.5% - 2.0%

Guidance excludes the impact of $30.4 million in other non-operating gains recognized in the first half of 2017 as well as the future impact of items that are non-operational in nature, including items such as, but not limited to, gains or losses related to the transfer of certain of the Company’s home health agencies and hospices to an unconsolidated joint venture partnership, gains or losses on early debt retirements, impairments of long-lived assets and share repurchases. Additionally, guidance excludes the estimated impact of future acquisitions or disposals, if applicable. Finally, this guidance is subject to certain risks including those as set forth in the Company’s “Important Legal Information.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Health’s second quarter 2017 conference call will be available on line at www.lifepointhealth.net/investor-relations today, Tuesday, August 1, 2017, beginning at 10:00 a.m. Eastern Time.

LifePoint Health (NASDAQ: LPNT) is a leading healthcare company dedicated to Making Communities Healthier®. Through its subsidiaries, it provides quality inpatient, outpatient and post-acute services close to home. LifePoint owns and operates community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 22 states. It is the sole community healthcare provider in the majority of the non-urban communities it serves. More information about the Company can be found at www.LifePointHealth.net. All references to “LifePoint,” “LifePoint Health” or the “Company” used in this release refer to affiliates or subsidiaries of LifePoint Health, Inc.

Important Legal Information. Certain statements contained in this release, including LifePoint’s revised Guidance for the year ended December 31, 2017, are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible repeal and replacement of the Affordable Care Act, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RACs) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors and risks associated with consolidation among commercial insurance companies and shifts to insurance plans with narrow networks, high deductibles or high co-payments; (v) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; (vi) our ability to successfully integrate acquired facilities into our ongoing operations and to achieve the anticipated financial results and synergies from such acquisitions, individually or in the aggregate; (vii) the deterioration in the collectability of “bad debt” and “patient due” accounts, and the number of individuals without insurance coverage (or who are underinsured) who seek care at our facilities; (viii) industry emphasis on value-based purchasing and bundled payment arrangements; (ix) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (x) the ability to attract, recruit or employ and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct and indirect costs associated with employing physicians and other healthcare professionals; (xi) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our facilities in such market; (xii) the application and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xiii) risks due to cybersecurity attack or security breach and our access to personal information of patients and employees; (xiv) our ability to successfully implement enterprise-wide information technology systems; (xv) payor controls designed to reduce inpatient services; (xvi) our ability to generate sufficient cash flow to fund all of our capital expenditure programs and commitments; (xvii) adverse events in states where a large portion of our revenues are concentrated; (xviii) liabilities resulting from potential malpractice and related legal claims brought against our facilities or the healthcare providers associated with, or employed by, such facilities or affiliated entities; (xix) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and their ability to do so effectively; (xx) our ability to acquire healthcare facilities on favorable terms and the business risks, unknown or contingent liabilities and other costs associated therewith; and (xxi) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

LIFEPOINT HEALTH, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,822.1		$1,816.3		$3,685.9		$3,617.1
Provision for doubtful accounts	227.3		223.9		460.9		444.0
Revenues	1,594.8	100.0%	1,592.4	100.0%	3,225.0	100.0%	3,173.1	100.0%

Salaries and benefits	762.0	47.8	760.3	47.7	1,558.9	48.3	1,526.0	48.1
Supplies	263.2	16.5	268.9	16.9	531.4	16.5	531.3	16.7
Other operating expenses	381.7	23.9	397.9	25.0	754.4	23.4	795.2	25.1
Other income	(4.3)	(0.3)	(10.1)	(0.6)	(7.5)	(0.2)	(16.4)	(0.5)
Depreciation and amortization	88.7	5.6	84.6	5.3	176.8	5.4	170.9	5.4
Interest expense, net	37.6	2.4	38.4	2.4	75.0	2.3	75.9	2.4
Other non-operating (gains) losses	(4.5)	(0.3)	22.0	1.4	(30.4)	(0.9)	23.2	0.7
	1,524.4	95.6	1,562.0	98.1	3,058.6	94.8	3,106.1	97.9

Income before income taxes	70.4	4.4	30.4	1.9	166.4	5.2	67.0	2.1
Provision for income taxes	24.4	1.5	10.3	0.6	56.4	1.8	23.0	0.7
Net income	46.0	2.9	20.1	1.3	110.0	3.4	44.0	1.4
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(3.5)	(0.2)	(3.2)	(0.2)	(7.6)	(0.2)	(5.5)	(0.2)
Net income attributable to LifePoint Health, Inc.	$42.5	2.7%	$16.9	1.1%	$102.4	3.2%	$38.5	1.2%

Weighted average shares outstanding - basic	40.3		43.0		40.2		43.1
Effect of dilutive stock options and other stock-based awards	1.0		1.3		1.0		1.3
Weighted average shares outstanding - diluted	41.3		44.3		41.2		44.4

Earnings per share attributable to LifePoint Health, Inc. stockholders:
Basic	$1.06		$0.39		$2.55		$0.89
Diluted	$1.03		$0.38		$2.49		$0.87

LIFEPOINT HEALTH, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS Dollars in millions

	June 30, 2017	Dec. 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$130.9	$96.1
Accounts receivable, less allowances for doubtful accounts of $950.9 and $891.2 at June 30, 2017 and December 31, 2016, respectively	892.0	912.7
Inventories	155.5	154.3
Prepaid expenses	76.1	71.9
Other current assets	59.8	80.3
	1,314.3	1,315.3
Property and equipment:
Land	190.7	191.6
Buildings and improvements	2,658.8	2,601.6
Equipment	2,314.2	2,237.7
Construction in progress	210.1	178.3
	5,373.8	5,209.2
Accumulated depreciation	(2,305.9)	(2,142.4)
	3,067.9	3,066.8
Intangible assets, net	76.8	80.3
Other long-term assets	104.2	78.7
Goodwill	1,769.2	1,777.9
Total assets	$6,332.4	$6,319.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$230.3	$261.2
Accrued salaries	208.0	212.9
Income taxes payable	25.7	47.8
Other current liabilities	235.9	244.0
Current maturities of long-term debt	22.1	22.3
	722.0	788.2
Long-term debt, net	2,882.2	2,892.0
Deferred income taxes	49.0	50.0
Long-term portion of reserves for self-insurance claims	156.1	161.5
Other long-term liabilities	75.2	85.2
Total liabilities	3,884.5	3,976.9

Redeemable noncontrolling interests	119.2	113.7

Equity:
LifePoint Health, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.7	0.7
Capital in excess of par value	1,609.8	1,584.2
Accumulated other comprehensive loss	(2.8)	(2.8)
Retained earnings	1,879.3	1,776.9
Common stock in treasury, at cost	(1,205.0)	(1,178.6)
Total LifePoint Health, Inc. stockholders’ equity	2,282.0	2,180.4
Noncontrolling interests	46.7	48.0
Total equity	2,328.7	2,228.4
Total liabilities and equity	$6,332.4	$6,319.0

LIFEPOINT HEALTH, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$46.0	$20.1	$110.0	$44.0
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	5.3	8.4	11.9	17.4
Depreciation and amortization	88.7	84.6	176.8	170.9
Amortization of physician minimum revenue guarantees	1.9	2.5	4.0	5.1
Amortization of debt issuance costs, discount and premium	1.2	1.4	2.4	2.9
Other non-operating (gains) losses	(4.5)	22.0	(30.4)	23.2
Deferred income taxes	0.1	(44.3)	(1.0)	(49.0)
Reserve for self-insurance claims, net of payments	(5.1)	(0.2)	(36.8)	25.3
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	21.0	(4.1)	11.5	(128.3)
Inventories, prepaid expenses and other current assets	20.3	13.6	20.4	(0.9)
Accounts payable, accrued salaries and other current liabilities	(32.7)	(17.1)	(35.2)	53.6
Income taxes payable/receivable	(30.5)	(22.0)	(22.2)	(5.1)
Other	(1.1)	1.5	(9.1)	(4.0)
Net cash provided by operating activities	110.6	66.4	202.3	155.1

Cash flows from investing activities:
Purchases of property and equipment	(89.2)	(70.3)	(157.7)	(122.9)
Acquisitions, net of cash acquired	-	(0.1)	(2.7)	(118.5)
Proceeds from home health partnership	2.1	-	14.9	-
Other	0.8	(0.8)	0.3	(1.0)
Net cash used in investing activities	(86.3)	(71.2)	(145.2)	(242.4)

Cash flows from financing activities:
Proceeds from borrowings	60.0	1,275.0	140.0	1,350.0
Payments of borrowings	(64.4)	(1,097.0)	(148.8)	(1,177.6)
Repurchases of common stock	(20.5)	(50.1)	(26.4)	(57.6)
Payments of debt financing costs	(0.3)	(29.9)	(0.4)	(30.0)
Proceeds from exercise of stock options	5.9	1.0	15.3	2.3
Other	0.1	(7.0)	(2.0)	(9.6)
Net cash (used in) provided by financing activities	(19.2)	92.0	(22.3)	77.5

Change in cash and cash equivalents	5.1	87.2	34.8	(9.8)
Cash and cash equivalents at beginning of period	125.8	187.0	96.1	284.0
Cash and cash equivalents at end of period	$130.9	$274.2	$130.9	$274.2

Supplemental disclosure of cash flow information:
Interest payments	$63.3	$67.4	$68.8	$71.9
Capitalized interest	$1.5	$1.2	$3.0	$2.2
Income tax payments, net	$54.8	$76.6	$79.6	$76.9

LIFEPOINT HEALTH, INC. UNAUDITED STATISTICS

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Consolidated: (1)
Number of hospitals	72	72	-%	72	72	-%
Admissions	65,956	68,306	(3.4)	136,016	137,982	(1.4)
Equivalent admissions (2)	177,812	180,534	(1.5)	357,586	357,511	-
Revenues per equivalent admission	$8,969	$8,820	1.7	$9,019	$8,875	1.6
Medicare case mix index	1.50	1.50	-	1.50	1.50	-
Average length of stay (days)	4.9	4.9	-	5.0	4.9	2.0
Inpatient surgeries	17,944	19,474	(7.9)	36,596	38,982	(6.1)
Outpatient surgeries	69,646	72,164	(3.5)	138,910	142,390	(2.4)
Total surgeries	87,590	91,638	(4.4)	175,506	181,372	(3.2)
Emergency room visits	412,718	424,966	(2.9)	838,973	843,808	(0.6)
Outpatient factor (2)	2.70	2.64	2.3	2.63	2.59	1.5

Same-hospital: (3)
Number of hospitals				70	70	-%
Admissions				131,218	134,216	(2.2)
Equivalent admissions (2)				346,809	349,498	(0.8)
Revenues per equivalent admission				$8,927	$8,787	1.6
Medicare case mix index				1.49	1.49	-
Average length of stay (days)				5.0	4.9	2.0
Inpatient surgeries				34,807	37,445	(7.0)
Outpatient surgeries				136,965	140,645	(2.6)
Total surgeries				171,772	178,090	(3.5)
Emergency room visits				806,723	816,774	(1.2)
Outpatient factor (2)				2.64	2.60	1.5

(1)

Consolidated information includes the results of the Company’s health support center, its same-hospital operations and the results of Providence Hospitals, a two-campus hospital system, located in Columbia, South Carolina, which the Company acquired effective February 1, 2016.

(2)

Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. The Company computes equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3)

Same-hospital information includes the results of the Company’s health support center and the same 70 hospitals operated during the six months ended June 30, 2017 and 2016. Same-hospital information is not applicable for the three months ended June 30, 2017 and 2016, since the results for each period are identical to the Company’s consolidated information.

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; other non-operating (gains) losses; provision for income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests. Additionally, Adjusted Normalized EBITDA excludes the impact of $24.7 million in charges related to cardiology-related lawsuits recognized during the first quarter of 2016. LifePoint’s management and Board of Directors use Adjusted EBITDA and Adjusted Normalized EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA, subject to further permitted adjustments, for certain financial covenants. The Company believes Adjusted EBITDA and Adjusted Normalized EBITDA are measures of performance used by some investors, equity analysts, rating agencies and lenders to make informed decisions as to, among other things, the Company’s ability to incur and service debt and make capital expenditures. In addition, multiples of current or projected Adjusted EBITDA and Adjusted Normalized EBITDA are used by some investors and equity analysts to estimate current or prospective enterprise value. Adjusted EBITDA and Adjusted Normalized EBITDA should not be considered as measures of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA and Adjusted Normalized EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA and Adjusted Normalized EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance. Because Adjusted EBITDA and Adjusted Normalized EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, Adjusted EBITDA and Adjusted Normalized EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income as reflected in the unaudited condensed consolidated statements of operations to Adjusted EBITDA and Adjusted Normalized EBITDA:

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Net income	$46.0	2.9%	$20.1	1.3%	$110.0	3.4%	$44.0	1.4%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(3.5)	(0.2)	(3.2)	(0.2)	(7.6)	(0.2)	(5.5)	(0.2)
Net income attributable to LifePoint Health, Inc.	42.5	2.7	16.9	1.1	102.4	3.2	38.5	1.2

Adjust: Depreciation and amortization	88.7	5.6	84.6	5.3	176.8	5.4	170.9	5.4
Interest expense, net	37.6	2.4	38.4	2.4	75.0	2.3	75.9	2.4
Other non-operating (gains) losses	(4.5)	(0.3)	22.0	1.4	(30.4)	(0.9)	23.2	0.7
Provision for income taxes	24.4	1.5	10.3	0.6	56.4	1.8	23.0	0.7
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	3.5	0.2	3.2	0.2	7.6	0.2	5.5	0.2
Adjusted EBITDA	192.2	12.1	175.4	11.0	387.8	12.0	337.0	10.6
Add: Cardiology-related lawsuits	-	-	-	-	-	-	24.7	0.8
Adjusted Normalized EBITDA	$192.2	12.1%	$175.4	11.0%	$387.8	12.0%	$361.7	11.4%

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION (Continued)
Dollars in millions

The following table reconciles net income to Estimated Adjusted EBITDA as presented for the Company’s updated guidance ranges:

	Low End	High End
Net income	$175.3	$188.2
Less: Net income attributable to noncontrolling interest and redeemable noncontrolling interests	14.0	15.0
Net income attributable to LifePoint Health, Inc.	161.3	173.2
Add: Depreciation and amortization	355.0	355.0
Interest expense, net	150.0	150.0
Provision for income taxes	94.7	101.8
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	14.0	15.0
Estimated Adjusted EBITDA	$775.0	$795.0

From time to time, the Company incurs certain non-recurring gains or losses that are normally nonoperational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, LifePoint’s management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that some investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders as a supplement to its comparable GAAP measure of diluted earnings per share attributable to LifePoint Health, Inc. Adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders are significant components in understanding and assessing financial performance. Adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders should not be considered in isolation or as an alternative to diluted earnings per share attributable to LifePoint Health, Inc. stockholders as presented in the condensed consolidated financial statements.

The following table reconciles diluted earnings per share attributable to LifePoint Health, Inc. stockholders as reflected in the unaudited condensed consolidated statements of operations to adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Diluted earnings per share attributable to LifePoint Health, Inc. stockholders	$1.03	$0.38	$2.49	$0.87
Adjust: Gains on home health partnership transaction	(0.07)	-	(0.19)	-
Gain on settlement of contingent liability	-	-	(0.27)	-
Cardiology-related lawsuits	-	-	-	0.35
Debt transaction costs	-	0.31	-	0.31
Impairment charge	-	-	-	0.02
Adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders	$0.96	$0.69	$2.03	$1.55

CONTACT:
LifePoint Health, Inc.
Michael S. Coggin, 615-920-7000
Executive Vice President and Chief Financial Officer